EXECUTION COPY

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                           MBIA INSURANCE CORPORATION,
                                   as Insurer



                           FLAGSHIP CREDIT CORPORATION
                                  as Originator



                                       and



                       PRUDENTIAL SECURITIES INCORPORATED
                                 as Underwriter



                            INDEMNIFICATION AGREEMENT



                                  $250,000,000
                  Flagship Auto Receivables Owner Trust 1999-2
                       $117,000,000 6.420% Class A-1 Notes
                       $60,000,000 6.705% Class A-2 Notes
                       $43,000,000 6.835% Class A-3 Notes
                       $30,000,000 6.900% Class A-4 Notes

                          Dated as of November 17, 1999


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


                                TABLE OF CONTENTS

                                                                            Page



Section 1.    Definitions......................................................1

Section 2.    Representations and Warranties of the Insurer....................3

Section 3.    Agreements, Representations and Warranties of the Underwriter....4

Section 4.    Agreements, Representations and Warranties of the Originator.....4

Section 5.    Indemnification..................................................5

Section 6.    Notice To Be Given...............................................6

Section 7.    Contribution.....................................................8

Section 8.    Notices..........................................................9

Section 9.    Governing Law, Etc..............................................10

Section 10.   Insurance Agreement; Underwriting Agreement; Indenture, Sales
              and Servicing Agreement.........................................10

Section 11.   Limitations.....................................................10

Section 12.   Counterparts....................................................10

Section 13.   Nonpetition.....................................................10

                            INDEMNIFICATION AGREEMENT

     This Agreement, dated as of November 17, 1999, is by and among MBIA INSURANCE CORPORATION (the "Insurer"), as the Insurer under the Note Guaranty Insurance Policy (the "Policy") issued in connection with the Offered Notes described below, FLAGSHIP CREDIT CORPORATION (the "Originator") and PRUDENTIAL SECURITIES INCORPORATED (the "Underwriter").

     Section 1. DEFINITIONS. As used in this Agreement, the following terms shall have the respective meanings stated herein, unless the context clearly requires otherwise, in both singular and plural form, as appropriate. Capitalized terms used in this Agreement but not otherwise defined herein will have the meanings ascribed to such terms in the Indenture (as described below).

     "Act" means the Securities Act of 1933, as amended, together with all related rules and regulations.

     "Agreement" means this Indemnification Agreement by and among the Insurer, the Originator and the Underwriter.

     "Indemnified Party" means any person entitled to any indemnification pursuant to Section 5 below, as the context requires.

     "Indemnifying Party" means any person required to provide indemnification pursuant to Section 5 below, as the context requires.

     "Indenture" means the Indenture dated as of November 1, 1999 between Flagship Credit Corporation, as Servicer, Flagship Auto Receivables Owner Trust 1999-2 as the Issuer, and Harris Trust and Savings Bank, as Indenture Trustee, without regard to any amendment or supplement thereto, unless such amendment or supplement has been approved in writing by the Insurer.

     "Insurance Agreement" means the Insurance Agreement, dated as of November 1, 1999, by and among the Originator, the Servicer, Flagship Auto Receivables Owner Trust 1999-2, as Issuer, Flagship Auto Loan Funding LLC 1999-II, as Seller, Prudential Securities Secured Financing Corporation, as Depositor, First Union National Bank, as Owner Trustee, Flagship Special Member, Inc., as Special Member, Copelco Financial Services Group Inc., as Back-up Servicer and as Guarantor, and Harris Trust and Savings Bank, as Trustee and as Collateral Agent

     "Insurer Party" means the Insurer and its respective parents, subsidiaries and affiliates and any shareholder, director, officer, employee, agent or any "controlling person" (as such term is used in the Act) of any of the foregoing.

     "Losses" means (i) any actual out-of-pocket loss paid by the party entitled to indemnification or contribution hereunder and (ii) any actual out-of-pocket costs and expenses paid by such party, including reasonable fees and expenses of its counsel, to the extent not paid, satisfied or reimbursed from funds provided by any other Person (provided that the foregoing shall not create or imply any obligation to pursue recourse against any such other Person).

     "Offered Notes" means the $250,000,000 Flagship Auto Receivables Owner Trust 1999-2 $117,000,000 6.420% Class A-1 Notes $60,000,000 6.705% Class A-2
Notes $43,000,000 6.835% Class A-3 Notes $30,000,000 6.900% Class A-4 Notes
issued pursuant to the Indenture.

     "Originator Party" means the Originator, and its parents, subsidiaries and affiliates and any shareholder, director, officer, employee, agent or any "controlling person" (as such term is used in the Act) of any of the foregoing.

     "Person" means any individual, partnership, joint venture, corporation, trust or unincorporated organization or any government or agency or political subdivision thereof.

     "Prospectus" means the form of final Prospectus included in the Registration Statement on each date that the Registration Statement and any post effective amendment or amendments thereto became effective.

     "Prospectus Supplement" means the preliminary Prospectus Supplement dated November 8, 1999 and the final Prospectus Supplement dated November 17, 1999, each of the Depositor in respect of the Offered Notes (and any amendment or supplement thereto) and any other offering document in respect of the Offered Notes prepared by the Depositor, the Originator or the Seller that makes reference to the Policy.

     "Registration Statement" means the registration statement on Form S-3 of the Depositor relating to the Offered Notes.

     "Servicer" means Flagship Credit Corporation, as Servicer.

     "Special Member" means Flagship Special Member, Inc.

     "Underwriting Agreement" means the Underwriting Agreement by and between the Originator, the Seller and the Underwriter, dated November 17, 1999.

     "Underwriter Party" means the Underwriter and its parent, subsidiaries (including the Depositor) and affiliates and any shareholder, director, officer, employee, agent or "controlling person" (as such term is used in the Act) of any of the foregoing.

     Section 2. REPRESENTATIONS AND WARRANTIES OF THE INSURER. The Insurer represents and warrants to the Underwriter and the Originator as follows:

          (a) Organization and Licensing. The Insurer is a duly incorporated and existing New York stock insurance company licensed to do business in the State of New York and is in good standing under the laws of such state.

          (b) Corporate Power. The Insurer has the corporate power and authority to issue the Policy and execute and deliver this Agreement and the Insurance Agreement and to perform all of its obligations hereunder and thereunder.

          (c) Authorization; Approvals. The Policy, this Agreement and the Insurance Agreement have been duly authorized, executed and delivered. No further approvals or filings of any kind, including, without limitation, any further approvals of or further filings with any governmental agency or other governmental authority, or any approval of the Insurer's board of directors or stockholders, are necessary for the Policy, this Agreement and the Insurance Agreement to constitute the legal, valid and binding obligations of the Insurer.

          (d) Enforceability. The Policy, when issued, and this Agreement and the Insurance Agreement will each constitute legal, valid and binding obligations of the Insurer, enforceable in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally applicable in the event of the bankruptcy, insolvency or reorganization of the Insurer and to general principles of equity and subject, in the case of this Agreement, to principals of pubic policy limiting the right to enforce the indemnification provisions contained herein.

          (e) Financial Information. The consolidated financial statements of the Insurer as of December 31, 1998 and December 31, 1997 and for the three years ended December 31, 1998 incorporated by reference in the Prospectus Supplement (the "Insurer Audited Financial Statements"), fairly present in all material respects the financial condition of the Insurer as of such date and for the period covered by such statements in accordance with generally accepted accounting principles consistently applied. The consolidated financial statements of the Insurer and its subsidiaries as of June 30, 1999 incorporated by reference in the preliminary Prospectus Supplement and as of September 30, 1999 incorporated by reference in the final Prospectus Supplement (the "Insurer Unaudited Financial Statements") present fairly in all material respects the financial condition of the Insurer as of such date and for the period covered by such statements in accordance with generally accepted accounting principles applied in a manner consistent with the accounting principles used in preparing the Insurer Audited Financial Statements, and, since September 30, 1999 there has been no material change in such financial condition of the Insurer which would materially and adversely affect its ability to perform its obligations under the Policy.

          (f) Insurer Information. The information in the Prospectus Supplement as of the date hereof under the captions "The Policy" and "The Insurer" and "Note Guaranty Insurance Policy" in Exhibit A thereto (the "Insurer Information") is limited and does not purport to provide the scope of disclosure required to be included in a prospectus for a registrant under the Securities Act of 1933, in connection with the public offer and sale of securities of such registrant. Within such limited scope of disclosure, the Insurer Information does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (g) No Litigation. There are no actions, suits, proceedings or investigations pending or, to the best of the Insurer's knowledge, threatened against it at law or in equity or before or by any court, governmental agency, board or commission or any arbitrator which, if decided adversely, would materially and adversely affect its condition (financial or otherwise) or its operations or would materially and adversely affect its ability to perform its obligations under this Agreement, the Policy or the Insurance Agreement.

     Section 3. AGREEMENTS, REPRESENTATIONS AND WARRANTIES OF THE UNDERWRITER. The Underwriter represents and warrants to and agrees with the Insurer that the statements in the Prospectus Supplement made in reliance upon and in conformity with written information relating to the Underwriter furnished specifically for use in the preparation of the Prospectus Supplement, (referred to herein as the "Underwriter Information"), are true and correct in all material respects. The parties each agree and acknowledge that the Underwriter Information is limited to the information under "Underwriting" in the Prospectus Supplement.

     Section 4. AGREEMENTS, REPRESENTATIONS AND WARRANTIES OF THE ORIGINATOR. The Originator represents, warrants to and agrees with the Insurer, the Depositor and the Underwriter as follows:

          (a) Registration Statement. The information in the Registration Statement, the Prospectus and the Prospectus Supplement, other than the Insurer Information and the Underwriter Information, is true and correct in all material respects and does not contain any untrue statement of a fact that is material or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b) Due Organization and Qualification. The Originator is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The Originator is duly qualified to be business and is in good standing in each jurisdiction in which failure to be so qualified would render any Transaction Document unenforceable in any respect or would have a material adverse effect upon this transaction, the Noteholders or the Insurer.

          (c) Corporate Power. The Originator has the corporate power and authority to execute and deliver this Agreement, the Sales and Servicing Agreement and the Insurance Agreement and to perform all of its obligations hereunder and thereunder in all material respects.

          (d) Authorization; Approvals. The execution, delivery and performance of this Agreement, the Sales and Servicing Agreement and the Insurance Agreement by the Originator has been duly authorized by all necessary corporate proceedings. No further approvals or filings of any kind, including, without limitation, any further approvals of or further filing with any governmental agency or other governmental authority, or any approval of the Originator's board of directors or stockholders, are necessary for this Agreement, the Sales and Servicing Agreement and the Insurance Agreement to constitute the legal, valid and binding obligations of the Originator.

          (e) Enforceability. This Agreement, the Sales and Servicing Agreement and the Insurance Agreement will each constitute legal, valid and binding obligations of the Originator, enforceable in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally applicable in the event of the bankruptcy, insolvency or reorganization of the Originator and to general principles of equity and subject, in the case of this Agreement, to principals of pubic policy limiting the right to enforce the indemnification provisions contained herein.

          (f) No Litigation. There are no actions, suits, proceedings or investigations pending or, to the best of the Originator's knowledge, threatened against it at law or in equity or before any court, governmental agency, board or commission or any arbitrator which, if decided adversely, would materially and adversely affect its condition (financial or otherwise) or its operations, taken as a whole, or would materially and adversely affect its ability to perform its obligations under this Agreement, the Underwriting Agreement, the Sales and Servicing Agreement or the Insurance Agreement.

     Section 5. INDEMNIFICATION.

          (a) The Insurer hereby agrees, upon the terms and subject to the conditions of this Agreement, to indemnify, defend and hold harmless each Originator Party and each Underwriter Party against any and all Losses incurred by them with respect to the offer and sale of any of the Offered Notes and resulting from the Insurer's breach of any of its representations and warranties set forth in Section 2 of this Agreement.

          (b) The Underwriter hereby agrees, upon the terms and subject to the conditions of this Agreement, to indemnify, defend and hold harmless each Insurer Party against any and all Losses incurred by it with respect to the offer and sale of any of the

     Offered Notes and resulting from the Underwriter's breach of any of its representations and warranties set forth in Section 3 of this Agreement.
     (c) The Originator hereby agrees, upon the terms and subject to the conditions of this Agreement, to indemnify, defend and hold harmless each Insurer Party against any and all Losses incurred by it with respect to the offer and sale of any of the Offered Notes and resulting from the Originator's breach of any of its representations and warranties set forth in Section 4 of this Agreement.

          (d) Upon the incurrence of any Losses entitled to indemnification hereunder, the Indemnifying Party shall reimburse the Indemnified Party promptly upon establishment by the Indemnified Party to the Indemnifying Party of the Losses incurred.

     Section 6. NOTICE TO BE GIVEN.

          (a) Except as provided in Section 7 below with respect to contribution, the indemnification provided herein by the Indemnifying Party shall be the exclusive remedy of each Indemnified Party for the Losses resulting from the Indemnifying Party's breach of a representation, warranty or agreement hereunder; provided, however, that each Indemnified Party shall be entitled to pursue any other remedy at law or in equity for any such breach so long as the damages sought to be recovered shall not exceed the Losses incurred thereby resulting from such breach.

          (b) In the event that any action or regulatory proceeding shall be commenced or claim asserted which may entitle an Indemnified Party to be indemnified under this Agreement, such party shall give the Indemnifying Party written or facsimile notice of such action or claim reasonably promptly after receipt of written notice thereof.

          (c) Upon request of the Indemnified Party, the Indemnifying Party shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. The Indemnifying Party may, at its option, at any time upon written notice to the Indemnified Party, assume the defense of any proceeding and may designate counsel reasonably satisfactory to the Indemnified Party in connection therewith, provided that the counsel so designated would have no actual or potential conflict of interest in connection with such representation. Unless it shall assume the defense of any proceeding, the Indemnifying Party shall not be liable for any settlement of any proceeding, effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. The Indemnifying Party shall be entitled to participate in the defense of any such action or claim in reasonable cooperation with, and with the reasonable cooperation of, each Indemnified Party.

          (d) The Indemnified Party will have the right to employ its own counsel in any such action, but the fees and expenses of such counsel will be at the expense of such Indemnified Party unless (i) the employment of counsel by the Indemnified Party at the Indemnifying Party's expense has been authorized in writing by the Indemnifying Party, (ii) the Indemnifying Party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action or (iii) the named parties to any such action include the Indemnifying Party on the one hand and, on the other hand, the Indemnified Party, and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them (in which case if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on such Indemnified Party's behalf), in each of which cases the reasonable fees and expenses of counsel (including local counsel) will be at the expense of the Indemnifying Party, and all such fees and expenses will be reimbursed promptly as they are incurred. In the event that any expenses so paid by the Indemnifying Party are subsequently determined not to be required to be borne by the Indemnifying Party hereunder, the party which received such payment shall promptly refund to the Indemnifying Party the amount so paid by such Indemnifying Party. Notwithstanding the foregoing, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, the Indemnifying Party shall not be liable for the fees and expenses of more than one counsel for all Originator Parties, more than one counsel for all Underwriter Parties and more than one counsel for all Insurer Parties, as applicable.

          (e) The Indemnified Parties shall cooperate with the Indemnifying Parties in resolving any event which would give rise to an indemnity obligation pursuant to Section 5 hereof in the most efficient manner.

          (f) No settlement of any such claim or action shall be entered into without the consent of each Indemnified Party who is subject to such claim or action, on the one hand, and each Indemnifying Party who is subject to such claim or action, on the other hand; provided, however, that the consent of such Indemnified Party shall not be required if such settlement fully discharges, with prejudice against the plaintiff, the claim or action against such Indemnified Party.

          (g) Any failure by an Indemnified Party to comply with the provisions of this Section shall relieve the Indemnifying Party of liability only if such failure is materially prejudicial to any legal pleadings, grounds, defenses or remedies in respect thereof or the Indemnifying Party's financial liability hereunder, and then only to the extent of such prejudice.

     Section 7. CONTRIBUTION.

          (a) To provide for just and equitable contribution if the indemnification provided by the Insurer is determined to be unavailable for any Underwriter Party (other than pursuant to Section 5 or 6 of this Agreement), or if the indemnification provided by the Underwriter is determined to be unavailable for any Insurer Party (other than pursuant to Section 5 or 6 of this Agreement), the Insurer and the Underwriter shall contribute to the aggregate costs of liabilities arising from any breach of their respective representations and warranties set forth in this Agreement on the basis of the relative fault of all Insurer Parties and all Underwriter Parties.

          (b) To provide for just and equitable contribution if the indemnification provided by the Insurer is determined to be unavailable for any Originator Party (other than pursuant to Section 5 or 6 of this Agreement), or if the indemnification provided by the Originator is determined to be unavailable for any Insurer Party (other than pursuant to Section 5 or 6 of this Agreement), the Insurer and the Originator shall contribute to the aggregate cost of liabilities arising from any breach of their respective representations and warranties set forth in this Agreement on the basis of the relative fault of all Insurer Parties and all Originator Parties.

          (c) Notwithstanding anything in this Section 7 to the contrary, (i) the Insurer shall not be required to contribute an amount in excess of the amount by which the total of the insurance premiums that have been received by the Insurer under the Insurance Agreement exceeds the amount of any damages that the Insurer has otherwise been required to pay in respect of any breach by the Insurer of the representations and warranties contained in Section 2 hereof, and (ii) the Underwriter shall not be required to contribute an amount in excess of the amount by which the total underwriting fees, discounts and commissions received by the Underwriter exceeds the amount of any damages that the Underwriter has otherwise been required to pay in respect of any breach by the Underwriter of the representations and warranties contained in Section 3 hereof.

          (d) The relative fault of each Indemnifying Party, on the one hand, and of each Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether the breach of, or alleged breach of, any of its representations and warranties set forth in Section 2, 3 or 4 of this Agreement relates to information supplied by, or action within the control of, the Indemnifying Party or the Indemnified Party and the Parties' relative intent, knowledge, access to information and opportunity to correct or prevent such breach.

          (e) The parties agree that the Insurer shall be solely responsible for the Insurer Information and for the Insurer Financial Statements, that the Underwriter shall be solely responsible for the Underwriter Information and that the Originator shall be responsible for all other information in the Registration Statement, the Prospectus and in the Prospectus Supplement.

          (f) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (g) The indemnity and contribution agreements contained in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter Party, any Originator Party or any Insurer Party, (ii) the issuance of any Offered Notes or the Policy or (iii) any termination of this Agreement.

          (h) Upon the incurrence of any Losses entitled to contribution hereunder, the contributor shall reimburse the party entitled to contribution promptly upon establishment by the party entitled to contribution to the contributor of the Losses incurred.

     Section 8. NOTICES. All notices and other communications provided for under this Agreement shall be addressed to the address set forth below as to each party or at such other address as shall be designated by a party in a written notice to the other party.

          (a)  If to the Insurer:     MBIA Insurance Corporation

                                      113 King Street
                                      Armonk, NY  10504
                                      Attention:  Insured Portfolio Management--
                                      Structured
                                      Finance (IPM-SF)

          (b)  If to the Originator:  Flagship Credit Corporation
                                      1 International Plaza
                                      Philadelphia PA 19113
                                      Attention:        General Counsel

          (c)  If to the Underwriter: Prudential Securities Incorporated
                                      One New York Plaza
                                      New York, NY 10292
                                      Attention: Joseph Donovan

     Section 9. GOVERNING LAW, ETC. This Agreement shall be deemed to be a contract under the laws of the State of New York and shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflicts of laws provisions. This Agreement may not be assigned by any party without the express written consent of each other party.

Amendments of this Agreement shall be in writing signed by each party. This Agreement shall not be effective until executed by each of the Insurer, the Originator and the Underwriter.

     Section 10. INSURANCE AGREEMENT; UNDERWRITING AGREEMENT; INDENTURE, SALES AND SERVICING AGREEMENT. This Agreement in no way limits or otherwise affects the indemnification obligations of the Originator under (a) the Insurance Agreement, (b) the Underwriting Agreement (c) the Indenture or (d) the Sales and Servicing Agreement. To the extent that this Agreement conflicts with or does not address the relative rights of the Underwriter and Originator as between themselves as set forth in the Underwriting Agreement, the Underwriting Agreement shall govern.

     Section 11. LIMITATIONS. Nothing in this Agreement shall be construed as a representation or undertaking by the Insurer concerning maintenance of the rating currently assigned to its financial strength by Moody's Investors Service, Inc. ("Moody's") and/or Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") or any other rating agency (collectively, the "Rating Agencies").

     Section 12. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall together constitute but one and the same instrument.

     Section 13. NONPETITION. So long as the Insurance Agreement is in effect, and for one year following its termination, none of the parties hereto will file any involuntary petition or otherwise institute any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law against the Depositor, the Seller, the Issuer or the Special Member.

               [Remainder of this page intentionally left blank.]





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


     IN WITNESS WHEREOF, the parties hereto have caused this Indemnification Agreement to be duly executed and delivered by their respective officers thereunto duly authorized, all as of the date first above written.

                                             MBIA INSURANCE CORPORATION


                                             By
                                                  ------------------------------
                                             Title
                                                  ------------------------------


                                             FLAGSHIP CREDIT CORPORATION,
                                             as Originator


                                             By
                                                  ------------------------------
                                             Title
                                                  ------------------------------


                                             PRUDENTIAL SECURITIES INCORPORATED,
                                             as Underwriter



                                             By
                                                  ------------------------------
                                             Title
                                                  ------------------------------